EXHIBIT 10.1

OMNIBUS AMENDMENT

This Omnibus Amendment (“Amendment”) dated July 21, 2008, by and among DIGITAL ANGEL CORPORATION (f/k/a Applied Digital Solutions, Inc.) a Delaware corporation (the “Company”) and LV Administrative Services, Inc., as administrative and collateral agent (the “Agent”) for each of Laurus Master Fund, Ltd., a Cayman Islands company (“Laurus”), Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens US”), Valens Offshore SPV I, LTD., a Cayman Islands company (“Valens Offshore I”) Valens Offshore SPV II, CORP., a Delaware corporation (“Valens Offshore II”), Kallina Corporation, a Delaware corporation (“Kallina”) and PSource Structured Debt Limited, a Guernsey company (“PSource” and, together with Agent, Laurus, Valens US, Valens Offshore I, Valens Offshore II and Kallina, the “Holders” and each, a “Holder”), amends that certain (i) Common Stock Purchase Warrant to purchase 1,719,745 shares, dated as of August 24, 2006, issued by the Company to Laurus and subsequently assigned in full to Valens US and PSource (as amended, restated, modified and/or supplemented from time to time, the “Laurus 2006 Warrant”), (ii) Common Stock Purchase Warrant to purchase 643,600 shares, dated as of October 31, 2007, issued by the Company to Valens US (as amended, restated, modified and/or supplemented from time to time, the “Valens US 2007 Warrant”), (iii) Common Stock Purchase Warrant to purchase 1,269,431 shares, dated as of October 31, 2007, issued by the Company to Valens Offshore I (as amended, restated, modified and/or supplemented from time to time, the “Valens Offshore I 2007 Warrant”), (iv) Common Stock Purchase Warrant to purchase 1,063,167 shares, dated as of October 31, 2007, issued by the Company to PSource (as amended, restated, modified and/or supplemented from time to time, the “PSource 2007 Warrant”), (v) Replacement Common Stock Purchase Warrant to purchase 175,000 shares, dated as of July 31, 2003 (Replacement Date February 22, 2008), issued by the Company to Laurus (as amended, restated, modified and/or supplemented from time to time, the “Laurus Replacement Warrant”), (vi) Replacement Common Stock Purchase Warrant to purchase 1,354,839 shares, dated as of August 31, 2007 (Replacement Date February 22, 2008) issued by the Company to Kallina and subsequently assigned in full to Valens Offshore I and PSource (as amended, restated, modified and/or supplemented from time to time, the “Kallina Replacement Warrant” and, together with the Laurus 2006 Warrant, the Valens US 2007 Warrant, the Valens Offshore I 2007 Warrant, the PSource 2007 Warrant and the Laurus Replacement Warrant, the “Warrants”), (vii) Securities Purchase Agreement, dated as of August 24, 2006 by and among the Company and Laurus (as amended, restated, modified and/or supplemented from time to time, the “2006 Purchase Agreement”) and (viii) Securities Purchase Agreement dated as of August 31, 2007 by and among the Company and Kallina (as amended, restated, modified and/or supplemented from time to time, the “2007 Purchase Agreement”, and together with the 2006 Purchase Agreement, the “Agreements”). Reference is also made to that certain (a) Secured Term Note, dated as of August 24, 2006, issued by the Company to Laurus and subsequently assigned in full to Valens Offshore I and PSource (as amended, restated, modified and/or supplemented from time to time, the “2006 Term Note”) and (b) Secured Term Note, dated as of August 31, 2007, issued by the Company to Kallina and subsequently assigned in full to Valens US, Valens Offshore I, Valens Offshore II and PSource (as amended, restated, modified and/or supplemented from time to time, the “2007 Term Note” and, together with the 2006 Term Note, the “Notes”). The Notes, the Warrants, the Agreements and the Related Agreements referred to in the Agreements are collectively referred to as the “Loan Documents”. Capitalized terms used but not defined herein shall have the meanings given them in the Loan Documents, as applicable.

PREAMBLE

WHEREAS, as of the date first written above, the Company is indebted to the applicable Holders under the Notes in the aggregate principal amount of $11,840,108.93 (the “Total Term Note Indebtedness”);

WHEREAS, as of the date first written above, the applicable Holders have the right to purchase 6,225,782 shares of the Company’s common stock under the Warrants (“Warrant Shares”);

WHEREAS, the Company is willing to decrease the exercise price of the Warrants on condition that all the Holders holding Warrants immediately exercise all their Warrants in full and pay the exercise price in cash;

WHEREAS, pursuant to Section 6.12 (a) of the Agreements, and subject to the terms and conditions set forth herein, the Holders are willing to consent to (i) the issuance and sale by the Company of shares of its common or preferred stock (collectively, the “Shares”) and warrants or other rights to purchase common or preferred stock (together with the Shares, “Securities”), and (ii) the declaration and payment of certain non-cash dividends on the Shares; and

WHEREAS, subject to the terms and conditions set forth herein, the Company and each Holder have agreed to make certain changes to the Loan Documents.

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The applicable Holders and the Company agree that at such time as the Total Term Note Indebtedness is seven million dollars ($7,000,000.00) or less, Section 6.17 of the 2007 Purchase Agreement shall be deleted in its entirety.

2. Pursuant to Section 6.12 (a) of the Agreements, the Holders hereby consent to (i) the issuance and sale by the Company of the Securities; provided, however, no Shares shall be redeemable, at the option of the Company or the holder thereof, nor may the Shares be redeemable pursuant to their terms, prior to the day following the Maturity Date (as defined in each Note and as may be extended by the applicable Holders from time to time) of each Note, and (ii) the Company shall be permitted to pay dividends on the Shares, in kind or in shares of common stock, but shall in no event be permitted to pay cash dividends on any Shares or any other equity or equity-linked securities of the Company, including, without limitation, its common stock.

3. (a) The Holders of the Warrants and the Company agree, conditioned on the performance of the Holders under Section 3(b), that the definition in the Warrants of the term “Exercise Price” (as such term is defined in each of the Warrants) shall be deleted in its entirety and replaced with the following definition:

“The Exercise Price applicable under this Warrant shall be $0.40 per Share to be acquired hereunder.”

(b) The Holders of Warrants hereby agree to exercise their Warrants in full (to purchase an aggregate of 6,225,782 Warrant Shares) and pay the Company the appropriate exercise price in cash ($2,490,312.80 in the aggregate) as soon as practicable following the Amendment Effective Date (as defined below), but in no case later than two (2) business days following the Amendment Effective Date.

(c) The Holders of Warrants shall not for any consecutive 30-day period, commencing with the Prior Period End Date (as defined below) be permitted to sell Warrant Shares in excess of twenty percent (20%) of the aggregate number of shares of the Company’s common stock traded during the previous 30-day period (the last day of such period, the “Prior Period End Date”).

(d) The applicable Holders and the Company agree to exchange the Laurus Replacement Warrant for the Warrant attached hereto as Exhibit A (the “Exchange Warrant”). The Company represents that the Exchange Warrant has been issued in exchange for that certain Laurus Replacement Warrant, and the applicable Holders are entitled to tack the holding period of the Laurus Replacement Warrant in accordance with Rule 144(d)(3)(i) and/or Rule 144(d)(3)(ii) of the Securities Act of 1933, as amended. As a result, the Holders’ holding period for the Exchange Warrant will be deemed to have commenced on the date that the Holder acquired the Laurus Replacement Warrant. In addition, the Holders of the Laurus Replacement Warrant and the Company hereby agree that the registration rights applicable to the Laurus Replacement Warrant shall not apply to the Exchange Warrant and that the Company shall not be obligated to register the shares underlying the Exchange Warrant.

4. The amendments set forth above shall be effective as of the date first above written (the “Amendment Effective Date”) and as such time as (i) the Company, the Agent, Laurus, Valens US, Valens Offshore I, Valens Offshore II,, Kallina and PSource shall have each duly executed this Amendment; (ii) the Company shall have delivered to Agent its respective counterpart to this Amendment; (iii) the Agent shall have delivered to the Company its, Laurus, Valens US, Valens Offshore I, Valens Offshore II, Kallina and PSource’s respective counterparts to this Amendment; (iv) the Exchange Warrant shall have been duly executed and the Exchange Warrant delivered to Agent; and (v) Agent shall have received written confirmation from the Company that the Warrants are enforceable and exercisable by the Holders in accordance with the their terms and the Warrant Shares have been duly authorized, and when issued in accordance with their terms, will be fully paid and non-assessable.

5. The Company hereby represents and warrants to the Holders that other than as contemplated by this Amendment, as disclosed in the Company’s periodic reports and proxy statements filed with the Securities Exchange Commissioner or for which the Company has previously received an amendment or consent from the Holders: (i) no material Event of Default on the Notes exists on the date hereof, (ii) on the date hereof, all representations, warranties and covenants made by each Company under the Loan Documents are materially true, correct and complete, and (iii) on the date hereof, the Company is materially in full compliance with each of the covenants set forth in the Loan Documents.

6. From and after the Amendment Effective Date, all references in the Loan Documents shall be deemed to be references to the applicable Loan Documents.

7. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and their respective successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

8. Except as specifically set forth in this Amendment, there are no other amendments, modifications or waivers to the Loan Documents, and all of the other terms and provisions of the Loan Documents remain in full force and effect.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

DIGITIAL ANGEL CORPORATION

By: /s/ Lorraine M. Breece
Name: Lorraine M. Breece
Title: Senior Vice President and
          Chief Financial Officer

LAURUS MASTER FUND, LTD.
By: Laurus Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV I, CORP.
By: Valens Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS OFFSHORE SPV II, CORP.
By: Valens Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

VALENS U.S. SPV I, LLC.
By: Valens Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

KALLINA CORPORATION
By: Laurus Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

PSOURCE STRUCTURED DEBT LIMITED
By: Laurus Capital Management, LLC,
its investment manager

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory

LV ADMINISTRATIVE SERVICES, INC.
as Agent

By: /s/ Scott Bluestein
Name: Scott Bluestein
Title: Authorized Signatory